Exhibit 10.2

SPLIT DOLLAR INSURANCE AGREEMENT

ENDORSEMENT METHOD

This Agreement is entered into this 18th day of May, 2016 by and between Huttig Building Products, Inc., hereafter called the "Company," and Jon P. Vrabely, hereafter called the "Executive."

WITNESSETH:

WHEREAS, the Executive is a valuable and efficient employee of the Company;

WHEREAS, the Executive has agreed to continue such service and the Company desires that he/she do so; and

WHEREAS, in the continuation of such relationship the parties desire to enter into a split‑dollar agreement in order to provide insurance protection for the benefit of the Executive;

NOW THEREFORE, in consideration of the services heretofore rendered and to be rendered by the Executive and of the mutual covenants contained herein, the parties hereto agree as follows:

1.   PURCHASE OF INSURANCE.  The Company shall apply to Principal Life Insurance Company, Des Moines, Iowa, hereafter called the "Insurer," for an insurance policy on the life of the Executive, hereafter at times referred to as the "Insured," in the face amount of $5,111,549                                                (the "Policy"), and shall be designated as sole owner of the Policy subject to the conditions hereafter set forth.

2.   OWNERSHIP OF POLICY.   The Company shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner by the terms of the Policy, except as may otherwise be provided herein.

3.   PREMIUMS.  All of the premiums shall be paid by the Company as they become due.

4.   BENEFICIARY PROVISIONS.   The beneficiary provisions of the Policy shall provide that upon the death of the Executive the proceeds shall be paid as follows:

A.PART A.  To the Company, the balance of the proceeds in excess of the PART B proceeds specified herein.

B.PART B.   The fixed amount of three times Executive’s Base Salary ____________________________.  The Executive may, without the consent of any other person or legal entity, change the beneficiary with respect to this PART B of the proceeds at any time.

5.   SUPPLEMENTAL AGREEMENTS.  If the Policy is issued with a supplemental agreement providing for waiver of (1) monthly premium charges or (2) specified premiums in the event of the Executive's disability, or for any additional death benefit, the additional premium for such benefits shall be paid by the Company.

6.   FIDUCIARY PROVISIONS.  The Company is hereby designated as the "Named Fiduciary" for the split dollar program (hereafter called the "Program") established by this Agreement, and the Chief Financial Officer and/or the General Counsel shall have the authority to control and manage the operation and administration of such Program.

7.   ALLOCATION OF FIDUCIARY RESPONSIBILITIES.  The Named Fiduciary shall designate the responsibilities for the operation and administration of the Program to the Chief Financial Officer and/or the General Counsel.

8.   PROGRAM ADMINISTRATOR.  The Named Fiduciary is hereby designated as the "Program Administrator" of this Program.

9.   CLAIMS PROCEDURE.  The following claims procedure shall apply to the Program:

a.Filing of a Claim for Benefits.  The Executive or the beneficiaries of the Policy shall make a claim for the benefits provided under the Policy in the manner provided in the Policy.

b.Claim Approval or Denial With Respect to Program Benefits.  With respect to a claim for benefits, the Program Administrator shall review and make decisions on claims for benefits.  The Program Administrator shall have complete and sole discretionary authority to determine eligibility for benefits and to construe the terms of the Program.

c.Notification to Claimant of Decision.  If a claim is wholly or partially denied, notice of the decision, meeting the requirements of paragraph d. following, shall be furnished to the claimant within a reasonable period of time after the claim has been filed.

d.Content of Notice.  The Program Administrator shall provide to any claimant whose claim for benefits is denied in whole or in part a written notice setting forth, in a manner calculated to be understood by the claimant, the following:

(1)the specific reason or reasons for the denial or partial denial;

(2)specific reference to pertinent Policy or Program provisions on which the denial is based;

(3)a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4)an explanation of the Program's claim review procedure, as set forth in paragraphs e. and f. following.

e.Review Procedure.  The purpose of the review procedure set forth in this paragraph and in paragraph f. following is to provide a procedure by which a claimant under the Program may have a reasonable opportunity to appeal a denial or partial denial of a claim and request a full and fair review.  To accomplish that purpose, the claimant or a duly authorized representative:

(1)may request a review by written application to the Program Administrator;

(2)may review pertinent Program documents or agreements; and

(3)may submit issues and comments in writing.

A claimant (or duly authorized representative) shall request a review at any time within sixty (60) days by filing a written application after receipt by the claimant of written notice of the denial of his or her claim.

f.Decision on Review.  A decision on review of a denial of a claim shall be made in the following manner.

(1)The decision on review shall be made by the Program Administrator, which may in his or her discretion hold a hearing on the denied claim.  The Program Administrator shall make his or her decision promptly, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

(2)The decision on review shall be in writing, and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Policy or Program provisions on which the decision is based.

10.   TERMINATION OF AGREEMENT.  Either party hereto, with or without the consent of the other, may terminate this Agreement by giving notice of termination in writing.  Termination of employment, for any reason, shall terminate this Agreement.  In addition, failure of the Company to maintain a life insurance policy as specified in this Agreement, shall, upon lapse of the policy, immediately terminate this Agreement. Termination of this Agreement, for any of the foregoing reasons, shall be provided by written notice to the Executive within seven calendar days following such termination.

Upon termination of the Agreement for any reason the Company may, in its sole discretion, offer the policy for sale to the Executive.  The Executive shall have 15 days following receipt of the Company’s offer to complete the purchase.  The purchase price of the Policy shall be the cash surrender value disregarding surrender charges, less any policy loan indebtedness.  In the event of purchase by the Executive, the Company agrees to execute such documents as may be necessary to transfer sole and complete ownership of the Policy to the Executive.

11.   LIABILITY OF INSURANCE COMPANY.   It is understood by the parties hereto that in issuing the Policy, the Insurer shall have no liability except as set forth in the Policy.  The Insurer shall not be bound to inquire into or take notice of any of the covenants herein contained as to the Policy or as to the application of the proceeds of the Policy.  Rights under the Policy may be exercised during the life of the Executive pursuant to the provisions of the Policy.  Upon the death of the Executive, the Insurer shall be discharged from all liability on payment of the proceeds in accordance with the Policy provisions and without regard to this Agreement or any amendment hereof.

12.   BINDING EFFECT OF AGREEMENT.  This Agreement shall be binding upon the parties hereto, their heirs, assigns, successors, executors and administrators.  In the event the Company becomes a party to any merger, consolidation or reorganization, this Agreement shall remain in full force and effect as an obligation of the Company or its successors in interest.

13.   NOTICE OF CHANGE IN RIGHTS.  The Company agrees to provide written notice of this Agreement, within seven calendar days, to any assignee under the specified life insurance policy, or to any other successor in interest in the life insurance policy.  In addition, the Company agrees to provide written notice to the Executive, within seven calendar days, of any assignment or other change in the Company’s rights as policy owner under the policy.

14.   GOVERNING LAW.  This Agreement shall be governed and construed in accordance with the laws of the State of Missouri.

15.   AMENDMENTS.  Amendments may be made to this Agreement by a written agreement signed by each of the parties and attached hereto.  Additional policies of insurance on the life of the Executive may be purchased under this Agreement by amendment to Article 1 hereof.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals, the Company by its duly authorized officer, on the day and year above written.

Huttig Building Products, Inc.		Jon P. Vrabely

By:	/s/ Oscar A. Martinez	/s/ Jon P. Vrabely
Name:	Oscar A. Martinez
Its:	Vice President and Chief Financial Officer

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